Exhibit 21
SUBSIDIARIES OF REGISTRANT

Name	State/Country of Incorporation

1. Cerner Belgium	Belgium
2. Cerner Campus Redevelopment Corporation	Missouri
3. Cerner Canada Limited LLC	Delaware
4. Cerner Canada ULC	Canada
5. Cerner Capital, Inc.	Delaware
6. Cerner Chile Limitada	Chile
7. Cerner Chouteau Data Center, Inc.	Delaware
8. Cerner Corporation PTY Limited	New South Wales (Australia)
9. Cerner Deutschland GmbH	Germany
10. Cerner Egypt L.L.C	Egypt
11. Cerner Enterprise, LLC	Delaware
12. Cerner Enviza France SAS	France
13. Cerner Enviza Italia S.r.l	Italy
14. Cerner Enviza LLC	Delaware
15. Cerner Federal Solutions LLC	Virginia
16. Cerner Finland Oy	Finland
17. Cerner France SAS	France
18. Cerner Global Holdings B.V.	Netherlands
19. Cerner Government Services, Inc.	Delaware
20. Cerner Healthcare Sales India Private Limited	India
21. Cerner Healthcare Solutions, Inc.	Delaware
22. Cerner Healthcare Solutions India Private Limited	India
23. Cerner Health Connections, Inc.	Delaware
24. Cerner Health Services Deutschland GmbH	Germany
25. Cerner Iberia, S.L.U.	Spain
26. Cerner Innovation, Inc.	Delaware
27. Cerner International, Inc.	Delaware
28. Cerner Ireland Limited	Ireland
29. Cerner Limited	United Kingdom
30. Cerner (Malaysia) SDN BHD	Malaysia
31. Cerner México, S. de R. L. de C.V.	Mexico
32. Cerner Middle East FZ-LLC	Emirate of Dubai, UAE
33. Cerner Middle East, Ltd.	Cayman Islands
34. Cerner Multum LLC	Delaware
35. Cerner Nederland B.V.	Netherlands
36. Cerner Norge AS	Norway
37. Cerner Österreich GmbH	Austria
38. Cerner Portugal Unipessoal, Lda.	Portugal
39. Cerner Properties, Inc.	Delaware
40. Cerner Property Development, Inc.	Delaware
41. Cerner Revenue Cycle, LLC	Delaware
42. Cerner România S.R.L.	Romania
43. Cerner Singapore Limited LLC	Delaware
44. Cerner Soluções para a Saúde Ltda.	Brazil
45. Cerner State & Local Government Services, Inc.	Delaware
46. Cerner Strategy Corporation	Delaware
47. Cerner Strategy, LLC	Delaware
48. Cerner Sverige AB	Sweden
49. Cerner Universal Revenue Cycle Management, LLC	Delaware
50. Diamond (KH) China AssetCo	China
51. Diamond (KH) Germany HoldCo GmbH	Germany
52. Diamond (KH) Israel Employerco Ltd	Israel

53. Diamond (KH) Singapore AssetCo Private Limited	Singapore
54. Diamond (KH) Spain LocalCo, S.L	Spain
55. Diamond (KH) Taiwan HoldCo Limited	China
56. Diamond (KH) UK AssetCo Limited	United Kingdom
57. Diamond Korea AssetCo Ltd	Korea
58. Egis Systems, LLC	Tennessee
59. Fortified Health Solutions, Inc.	Delaware
60. The Health Exchange, Inc.	Missouri
61. ZEG-Zentrum für Epidemiologie und Gesundheitsforschung Berlin GmbH	Germany